Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Plan Administrative Committee

Liberty Media 401(k) Savings Plan

Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-176989 and 333-183253) on Form S-8 of Liberty Interactive Corporation and (No. 333-210818) on Form S-8 of Liberty Media Corporation of our report dated May 24, 2018, relating to the financial statements and supplemental schedules of Liberty Media 401(k) Savings Plan, which appear in this Form 11-K for the year ended December 31, 2017.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

May 24, 2018